      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY 16, 2002
                                                     REGISTRATION NO. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                   ----------
                                    FORM S-3
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933
                                   ----------
                                  QUOVADX, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)
                                   ----------

          DELAWARE                         6400 S. FIDDLER'S GREEN CIRCLE                 85-0373486
(STATE OR OTHER JURISDICTION OF                      SUITE 1000                        (I.R.S. EMPLOYER
INCORPORATION OR ORGANIZATION)               ENGLEWOOD, COLORADO 80111               IDENTIFICATION NUMBER)
                                                   (303) 488-2019
                                             (ADDRESS, INCLUDING ZIP CODE,
                                            AND TELEPHONE NUMBER, INCLUDING
                                         AREA CODE, OF REGISTRANT'S PRINCIPAL
                                                 EXECUTIVE OFFICES)

                                   ----------
                             LINDA K. WACKWITZ, ESQ.
                          EXECUTIVE VICE PRESIDENT AND
                                 GENERAL COUNSEL
                                  QUOVADX, INC.
                         6400 S. FIDDLER'S GREEN CIRCLE
                                   SUITE 1000
                            ENGLEWOOD, COLORADO 80111
                                 (303) 488-2019
 (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)
                                   ----------
                                   Copies to:
                            ARTHUR SCHNEIDERMAN, ESQ.
                             KATHLEEN B. BLOCH, ESQ.
                        WILSON SONSINI GOODRICH & ROSATI
                            PROFESSIONAL CORPORATION
                               650 PAGE MILL ROAD
                           PALO ALTO, CALIFORNIA 94304
                                 (650) 493-9300
                                   ----------

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of this Registration Statement.

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.[X]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.[ ]
                                                           ----------

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
                                    ----------

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]


                         CALCULATION OF REGISTRATION FEE

                                                            PROPOSED MAXIMUM     PROPOSED MAXIMUM
   TITLE OF EACH CLASS OF               AMOUNT TO BE         OFFERING PRICE     AGGREGATE OFFERING         AMOUNT OF
 SECURITIES TO BE REGISTERED             REGISTERED            PER SHARE*            PRICE              REGISTRATION FEE
 ---------------------------            ------------        ----------------    ------------------      ----------------
Common Stock $0.01 par value...         138,575 shares      $          7.97    $   1,104,443            $         101.61


* Estimated solely for the purpose of computing the amount of the registration fee based on the average of the high and low prices for the Common Stock as reported on the Nasdaq Stock Market on May 13, 2002, in accordance with Rule 457(c) under the Securities Act.


     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID
SECTION 8(a), MAY DETERMINE.


================================================================================

PROSPECTUS


                              [QUOVADX, INC. LOGO]



                                 138,575 SHARES

                                  COMMON STOCK



         This prospectus relates to the public offering of up to 138,575 shares of common stock of Quovadx, Inc., which may be sold from time to time by the selling stockholders named in this prospectus.

         The shares of common stock are being registered to permit the selling stockholders to sell the shares from time to time in the public market. The stockholders may sell the shares through ordinary brokerage transactions, directly to market makers of our shares or through any other means described in the section entitled "Plan of Distribution" on page 9. We cannot assure you that the selling stockholders will sell all or any portion of the shares offered in this prospectus.

         We will not receive any of the proceeds from the sale of the shares although we have paid the expenses of preparing this prospectus and the related registration expenses.

         Our common stock is quoted on the Nasdaq National Market under the symbol "QVDX." The last reported sales price of our common stock on the Nasdaq National Market on May 13, 2002 was $7.97 per share.

                                 ---------------

         INVESTING IN OUR COMMON STOCK INVOLVES RISKS. SEE "RISK FACTORS" BEGINNING ON PAGE 4.

                                 ---------------


         THE SECURITIES AND EXCHANGE COMMISSION AND STATE SECURITIES REGULATORS HAVE NOT APPROVED OR DISAPPROVED OF THESE SHARES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. THE SELLING STOCKHOLDERS NAMED HEREIN MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES, AND THE SELLING STOCKHOLDERS ARE NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.


                     THIS PROSPECTUS IS DATED MAY 16, 2002.

                                TABLE OF CONTENTS


                                                                                                                    PAGE
                                                                                                                    ----
Quovadx, Inc..........................................................................................................3
Use of Proceeds.......................................................................................................3
Special Note Regarding Forward-Looking Statements.....................................................................3
Risk Factors..........................................................................................................4
Selling Stockholders..................................................................................................8
Plan of Distribution..................................................................................................9
Where You Can Find More Information..................................................................................10
Documents Incorporated by Reference..................................................................................11
Legal Matters........................................................................................................11
Experts  ............................................................................................................12



         You should rely only on the information contained in or incorporated by reference in this prospectus. We have not authorized anyone to provide you with different information. The selling stockholders are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information contained in or incorporated by reference in this prospectus is accurate as of any date other than the date on the front of this prospectus.

                                  QUOVADX, INC.

     Quovadx, Inc. (formerly XCare.net, Inc.) provides Total Business Integration (TBI) software and services. We provide an end-to-end business infrastructure and integration software suite, as well as end-to-end service capabilities including consulting, transaction hosting and operations management for business-critical applications. The Quovadx Total Business Integration model is a solution comprised of three parts: our software suite which we call, our QDX Technology Platform Suite, professional services (consulting, development and implementation) and our process management services (hosting, application service hosting, management and support services). Using our extensible mark up language ("XML") based QDX Platform, we have helped numerous organizations streamline business processes, solve difficult business process integration challenges, and unlock the value of legacy system investments. We believe our model creates value for our customers by allowing them to automate business processes, extend valuable business processes and transact business in real-time with their trading partners (customers, suppliers, business partners), while preserving the significant investments they have made in their legacy systems. We believe our key differentiators are our adaptive approach to application integration technology and our process management tools.

         Our principal offices are located at 6400 S. Fiddler's Green Circle, Suite 1000, Englewood, Colorado 80111, and our telephone number is (800) 723-3033. References in this prospectus to "Quovadx," "we," "us" and "our" refer to Quovadx, Inc. and its subsidiaries unless the context requires otherwise.

                                 USE OF PROCEEDS

         We will not receive any proceeds from the sale of the shares being offered by the selling stockholders. All proceeds from the sale of Quovadx common stock will be for the account of the selling stockholders, as described below. See "Selling Stockholders" and "Plan of Distribution" below.


                SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

         This prospectus, and the documents incorporated into this prospectus by reference, contain "forward-looking statements" made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are generally preceded by words that state or imply that a future event or outcome will occur such as "is expected," "is anticipated" or "will." These statements include statements relating to our business, results of operations and financial condition. As you read this prospectus and the documents incorporated into this prospectus by reference, and evaluate an investment in our common stock, you should keep in mind that forward-looking statements are not predictions or guarantees of our future performance. The forward-looking statements are subject to risks and uncertainties that could cause our actual results to differ materially from those contemplated by the statements, including the risks described in the section entitled "Risk Factors" beginning on page 4.

                                  RISK FACTORS

         An investment in Quovadx common stock involves a high degree of risk. You should carefully consider the following risk factors, together with all of the other information included or incorporated by reference in this prospectus, before you decide whether to purchase our common stock. The risks set out below are not the only risks we face.

         If any of the following risks occur, our business, financial condition and results of operations could be materially adversely affected. In such case, the trading price of the common stock could decline, and you may lose all or part of your investment.

WE HAVE HISTORICALLY INCURRED LOSSES AND WE MAY NOT BE ABLE TO SUSTAIN PROFITABILITY.

     Although we were profitable the first quarter of 2002 and the last two quarters of 2001, we incurred losses for the first two quarters of 2001 and for the years ended December 31, 2001, 2000 and 1999. As of March 31, 2002 we had an accumulated deficit of $35.8 million. Since we began developing and marketing our Internet-based healthcare products and services in early 1999, we have funded our business primarily by borrowing funds and from the sale of our stock, not from cash generated by our business. We expect to continue to incur significant sales and marketing, research and development and general and administrative expenses. As a result, we may experience losses and negative cash flows in the future. Factors which may prevent us from achieving or maintaining profitability and cause our stock price to decline include the demand for and acceptance of our products, product enhancements and services, and our ability to attract new customers, as well as a number of other factors described elsewhere in this section.

OUR QUARTERLY OPERATING RESULTS ARE LIKELY TO FLUCTUATE SIGNIFICANTLY AND MAY FAIL TO MEET THE EXPECTATIONS OF SECURITIES ANALYSTS AND INVESTORS, CAUSING OUR SHARE PRICE TO DECLINE.

     Our quarterly operating results have fluctuated significantly in the past and are likely to fluctuate in the future. Moreover, our operating results in some quarters may not meet the expectations of stock market analysts and investors. In that event, our stock price would likely decline. As a result of our limited history of profitable operations, our business strategy and the evolving nature of the markets in which we compete, we may have difficulty accurately forecasting our revenue in any given period. In addition to the factors discussed elsewhere in this section, a number of factors may cause our revenue to fall short of our expectations or cause fluctuations in our operating results, including:

     o any delay in the introduction of new applications, services and products offerings and enhancements of existing solutions;

     o    the loss of a major customer;

     o the amount and timing of operating costs and capital expenditures relating to the expansion of our operations;

     o increased product development and engineering expenditures required to keep pace with technological changes;

     o    the capital and expense budgeting decisions of our customers; and

     o the announcement or introduction of new or enhanced products or services by our competitors.

THE MARKET FOR TOTAL BUSINESS INTEGRATION SOFTWARE MAY NOT GROW AS QUICKLY AS WE ANTICIPATE, WHICH WOULD CAUSE OUR REVENUES TO FALL BELOW EXPECTATIONS.

     The market for Total Business Integration software is relatively new and evolving. We earn a substantial portion of our revenue from sales of our business process management software, including application integration software, and related services. We expect to earn substantially all of our revenue in the foreseeable future from sales of these product and services. Our future financial performance will depend on continued growth in the number of organizations demanding software and services for Total Business Integration, information delivery and seeking outside vendors to develop, manage and maintain this software for their critical applications. Many of our potential customers have made significant investments in internally developed systems and would incur significant costs in switching to our products, which may substantially inhibit the growth of the market for our software. If the market fails to grow, or grows more slowly than we expect, our sales will be adversely affected. In addition, a weakening global economy may lead to slower sales growth.

OUR ACQUISITION STRATEGY COULD CAUSE FINANCIAL OR OPERATIONAL PROBLEMS.

     Our success depends on our ability to continually enhance and broaden our products offering in response to changing technology customer demands, and competitive pressures. To this end, we may acquire new and complementary businesses, products or technologies. We do not know if we will be able to complete any acquisitions or that we will be able to successfully integrate any acquired business, operate them profitably, or retain their key employees. Integrating any newly acquired business, product or technology could be expensive and time-consuming, could disrupt our ongoing business, and could distract our management. We may face competition for acquisition targets from larger and more established companies with greater financial resources. In addition, in order to finance any acquisitions, we might need to raise additional funds through public or private financings. In that event, we could be forced to obtain equity or debt financing on terms that are not favorable to us and, in the case of equity financing, that results in dilution to our stockholders. If we are unable to integrate any newly acquired entity, products or technology effectively, our business, financial condition and operating results would suffer. In addition, the amortization of intangible assets or other charges resulting from the cost of acquisitions could harm our operating results.

IF WE CANNOT EXECUTE OUR STRATEGY TO ESTABLISH AND MAINTAIN OUR RELATIONSHIPS WITH ESTABLISHED HEALTHCARE INDUSTRY PARTICIPANTS, OUR APPLICATIONS, SERVICES AND PRODUCTS MAY NOT ACHIEVE MARKET ACCEPTANCE.

     Relationships with established healthcare industry participants are critical to our success. These relationships include customer, vendor, distributor and co-marketer relationships. To date, we have established a number of these relationships. Once we have established a relationship with an established healthcare industry participant, we rely on that participant's ability to assist us in generating increased acceptance and use of our applications, services and product offerings. We have limited experience in maintaining relationships with healthcare industry participants. Additionally, the other parties to these relationships may not view these relationships with us as significant to their own business, and they may reassess their commitment to us or decide to compete directly with us in the future. We generally do not have agreements that prohibit them from competing against us directly or from contracting with our competitors. We cannot guarantee that any such party will perform its obligations as agreed or contemplated or that we would be able to specifically enforce any agreement with it. Our arrangements generally do not establish minimum performance requirements, but instead rely on the voluntary efforts of the other party. Therefore, we cannot guarantee that these relationships will be successful. If we were to lose any of these relationships, or if the other parties were to fail to collaborate with us to pursue additional business relationships, we would not be able to execute our business plans and our business would suffer significantly. Moreover, we may not experience increased use of our applications, services and product offerings even if we establish and maintain these relationships.

IF OUR TRANSACTION HOSTING SERVICES SUFFER INTERRUPTIONS, OUR BUSINESS AND REPUTATION COULD BE HARMED.

     In the past, our customers have experienced some interruptions with our transaction hosting services. Similar interruptions may continue to occur from time to time. These interruptions could be due to hardware and operating system failures. We currently process customer transactions and data at our facility in Albuquerque, New Mexico as well as in a third-party hosting facility in Atlanta, Georgia. Although we have safeguards for emergencies in each location, we do not have fully operational procedures for information processing facilities if either primary facility is not functioning. The occurrence of a major catastrophic event or other system failure at either facility could interrupt data processing or result in the loss of stored data. In addition, we depend on the efficient operation of Internet connections from customers to our systems. These connections, in turn, depend on the efficient operation of Web browsers, Internet service providers and Internet backbone service providers, all of which have had periodic operational problems or experienced outages. Any system delays, failures or loss of data, whatever the cause, could reduce customer satisfaction with our applications, services and product offerings.

     We expect a large portion of our revenue to be derived from customers who use our transaction hosting services. As a result, our business will suffer if we experience frequent or long system interruptions that result in the unavailability or reduced performance of our hosting. We expect to experience occasional temporary capacity constraints due to sharply increased traffic, which may cause unanticipated system disruptions, slower response times, impaired quality and degradation in levels of customer service. If this were to continue to happen, our business and reputation could be seriously harmed.

IF SECURITY OF OUR CUSTOMER AND PATIENT INFORMATION IS COMPROMISED, PATIENT CARE COULD SUFFER, WE COULD BE LIABLE FOR DAMAGES AND OUR REPUTATION COULD DECLINE.

     We retain confidential customer and patient information in our processing centers. Therefore, it is critical that our facilities and infrastructure remain secure and that our facilities and infrastructure are perceived by the marketplace to be secure. Despite the implementation of security measures, our infrastructure may be vulnerable to physical break-ins, computer viruses, programming errors, attacks by third parties or similar disruptive problems. If we fail to meet our clients' expectations, we could be liable for damages and our reputation could suffer. In addition, patient care could suffer and we could be liable if our systems fail to deliver correct information in a timely manner. Our insurance may not protect us from this risk.

IF WE FAIL TO MEET PERFORMANCE STANDARDS WE MAY EXPERIENCE A DECLINE IN REVENUES

     Many of our service agreements contain performance standards. If we fail to meet these standards, our customers could terminate their agreements with us. The loss of any of our service agreements would cause a decline in our revenues. We may be unable to expand or adapt our network infrastructure to meet additional demand or our customers' changing needs on a timely basis and at a commercially reasonable cost, or at all.

IF COMPLIANCE WITH GOVERNMENT REGULATION OF HEALTHCARE BECOMES COSTLY AND DIFFICULT FOR OUR CUSTOMERS, WE MAY NOT BE ABLE TO GROW OUR BUSINESS.

     Participants in the healthcare industry are subject to extensive and frequently changing regulation under numerous laws administered by governmental entities at the federal, state and local levels, some of which are, and others of which may be, applicable to our business. Furthermore, our healthcare service provider, payor and plan customers are also subject to a wide variety of laws and regulations that could affect the nature and scope of their relationships with us.

     The healthcare market itself is highly regulated and subject to changing political, economic and regulatory influences. These factors affect the purchasing practices and operations of healthcare organizations. Changes in current healthcare financing and reimbursement systems, such as modifications which may be required by the Health Insurance Portability and Accountability Act of 1996, may cause us to make unplanned enhancements of software applications or services, result in delays or cancellations of orders, or result in the revocation of endorsement of our applications and services by healthcare participants. Federal and state legislatures have periodically considered programs to reform or amend the U.S. healthcare system at both the federal and state level. These programs may contain proposals to increase governmental involvement in healthcare, lower reimbursement rates or otherwise change the environment in which healthcare market participants operate. Healthcare market participants may respond by reducing their investments or postponing investment decisions, including investments in our applications and services. We do not know what effect any proposals would have on our business.

BECAUSE WE PROVIDE UTILIZATION REVIEW SERVICES, WE MAY BE LIABLE FOR THE DENIAL OF PAYMENTS FOR MEDICAL CLAIMS OR MEDICAL SERVICES.

     One of the functions of our applications is automatic adjudication of whether a claim for payment or service should be denied or whether existing coverage should be continued based upon particular plans, contracts and industry-standard, clinical-support criteria. Our payor customers are ultimately responsible for deciding whether to deny claims for payment or medical services. It is possible, however, that our customers may assert that we are liable for denying payment of covered medical claims or medical service. The contractual protections included in our customer contracts and our insurance coverage may not be sufficient to protect us against such liability.

WE MAY FACE PRODUCT-RELATED LIABILITIES THAT COULD FORCE US TO PAY DAMAGES, WHICH WOULD HURT OUR REPUTATION.

     Although our customers and we test our applications, services and product offerings, they may contain defects or result in system failures. These defects or problems could result in the loss of or delay in generating revenue, loss of market share, failure to achieve market acceptance, diversion of development resources, injury to our reputation or increased insurance costs. Our contracts limit our liability arising from our errors; however, these provisions may not be enforceable and may not protect us from liability. While we have general liability insurance that we believe is adequate, including coverage for errors and omissions, we may not be able to maintain this insurance on reasonable terms in the future. In addition, our insurance may not be sufficient to cover large claims and our insurer could disclaim coverage on claims. If we are liable for an uninsured or underinsured claim or if our premiums increase significantly, our financial condition could be materially harmed.

IF WE DO NOT ESTABLISH AND MAINTAIN OUR BRAND, OUR REPUTATION COULD BE ADVERSELY AFFECTED.

     In order to increase our customer base and expand our online traffic, we must establish, maintain and strengthen our brand. For us to be successful in establishing our brand, professionals in the healthcare and other targeted markets must perceive us as offering quality, cost-effective, communications, information and administrative services. Our reputation and brand name could be harmed if we experience difficulties in introducing new applications, services and product offerings, if these applications, services and product offerings are not accepted by customers, if we are required to discontinue existing applications, services and product offerings or if our products and services do not function properly.


WE ARE SUBJECTED TO MANY RISKS BECAUSE OUR BUSINESS IS DEPENDENT ON OUR INTELLECTUAL PROPRIETARY RIGHTS.

     We are exposed to infringement risks. Our intellectual property is important to our business. We may be subject to intellectual property infringement claims as the number of our competitors grows and the functionality of our applications overlaps with competitive offerings. These claims, whether or not meritorious, could be expensive, divert our attention from operating our company, result in costly litigation, cause product shipment delays, or require us to enter into royalty or licensing agreements, any of which could seriously harm our business, financial condition and results of operations. If we become liable to third parties for infringing on their intellectual property rights, we would be required to pay a substantial damage award and to develop non-infringing technology, obtain a license or cease selling the applications that contain the infringing intellectual property. We may be unable to develop non-infringing technology or obtain a license on commercially reasonable terms, or at all. In the event an intellectual property claim against us was successful and we could not obtain a license on acceptable terms, license a substitute technology or redesign to avoid infringement, our business, financial condition and results of operations would be seriously harmed. In addition, we may not be able to protect against misappropriation of our intellectual property. Third parties may infringe upon our intellectual property rights, we may not detect this unauthorized use and we may be unable to enforce our rights.

     We rely on third parties for technology in our products. We depend upon third-party suppliers and licensors to provide software that is incorporated in certain of our products and the products that we distribute. We have no control over the scheduling and quality of work of these third-party software suppliers and licensors. Additionally, the third-party software may not continue to be available to us on commercially reasonable terms, if at all. Our agreements to license certain third-party software will terminate after specified dates unless they are renewed. We expect to sell multiple products to the same customers and problems with the third party technology in one product may adversely affect sales of other products to the same customer.

     Our products may be affected by unknown software defects. Our products depend on complex software, both internally developed and licensed from third parties. Complex software often contains defects, particularly when first introduced or when enhancements or new versions are released. Although we conduct extensive testing, we may not discover software defects that affect our new or current products or enhancements until after they are deployed. To date, we have not experienced any material software defects, however despite continued testing, defects may occur in our software. These defects could cause performance interruptions, which could damage our reputation with existing or potential customers, increase our service costs, cause us to lose revenue, delay market acceptance or divert our development resources, any of which could cause our business to suffer.

                              SELLING STOCKHOLDERS

         The table below lists the selling stockholders and other information regarding their beneficial ownership of the shares of common stock.

         The second column lists, for each selling stockholder, the number of shares of common stock beneficially owned by that selling stockholder on March 31, 2002. The third column lists each selling stockholder's portion of the 794,246 shares of common stock being offered by this prospectus. We cannot estimate the number of shares that will be held by the selling stockholders after the completion of this offering because the selling stockholders may decide to sell all, some or none of their shares from time to time.

     Except as follows, none of the selling stockholder has had any material relationship with us within the past three years. Dennis Hefter and Nowell Outlaw were the Chief Executive Officer and President, respectively, and majority stockholders of Outlaw Technologies, Inc. Quovadx acquired Outlaw Technologies, Inc. in March 2002, and Outlaw Technologies, Inc. is now a wholly-owned subsidiary of Quovadx.

                                                     NUMBER OF     NUMBER OF SHARES BEING
       NAME OF SELLING STOCKHOLDER                  SHARES HELD           OFFERED
       ---------------------------                 -------------   ----------------------
       Dennis Hefter ...........................          83,145                   83,145
       Nowell Outlaw ...........................          55,430                   55,430
                                                   -------------   ----------------------
              Total ............................         138,575                  138,575

                              PLAN OF DISTRIBUTION

         The shares may be sold from time to time directly by the selling stockholders or, alternatively, through underwriters, broker-dealers or agents. The shares may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of sale, at varying prices determined at the time of sale, or at negotiated prices. Such sales may be effected in transactions (which may involve crosses or block transactions) (i) on any national securities exchange or U.S. inter-dealer quotation system of a registered national securities association on which the shares may be listed or quoted at the time of sale, (ii) in the over-the-counter market, (iii) in transactions otherwise than on such exchanges or services, or (iv) through the writing of options. In connection with sales of the shares or otherwise, the selling stockholders may enter into hedging transactions with brokers or dealers, which may in turn engage in short sales of the shares in the course of hedging the positions they assume. The selling stockholders may also sell common stock short and deliver the shares to close out such short positions, or loan or pledge the shares to brokers or dealers that in turn may sell such securities.

         The aggregate proceeds to the selling stockholders from the sale of the shares will be the purchase price of the common stock sold less the aggregate agents' commissions, if any, and other expenses of issuance and distribution not borne by Quovadx. The selling stockholders and any dealers or agents that participate in the distribution of the shares may be deemed to be "underwriters" within the meaning of the Securities Act, and any profit on the sale of the shares by them and any commissions received by any such dealers or agents might be deemed to be underwriting discounts and commissions under the Securities Act. To the extent required, the specific shares of common stock to be sold, the name of the selling stockholder, purchase price, public offering price, the names of any such agent, dealer or underwriter, and any applicable commission or discount with respect to a particular offering will be set forth in an accompanying prospectus supplement.

         We have agreed to bear certain expenses of registration of the common stock under the federal and state securities laws and of any offering and sale hereunder not including certain expenses, such as selling commissions or similar fees and stock transfer taxes relating to the sale of the shares.

         The agreements to which we are parties with the selling stockholders provides that we will indemnify the selling stockholders against certain liabilities, including liabilities under the Securities Act, and that the selling stockholders will indemnify us against certain liabilities, including liabilities under the Securities Act.

         The selling stockholders have agreed not to sell the shares pursuant to this prospectus during certain periods and under certain circumstances in accordance with the terms of the registration rights agreement by and between Quovadx and the selling stockholders.

         Any securities covered by this prospectus which qualify for sale pursuant to Rule 144 under the Securities Act may be sold under that Rule rather than pursuant to this prospectus.

         There can be no assurance that the selling stockholders will sell any or all of the shares of Quovadx common stock offered by them hereunder.

                       WHERE YOU CAN FIND MORE INFORMATION

         The documents incorporated by reference into this prospectus are available from us upon request. We will provide a copy of any and all of the information that is incorporated by reference in this prospectus, without charge, upon written or oral request.

         Requests for documents should be directed to:

                         Quovadx, Inc.
                         Attention: Investor Relations
                         6400 S. Fiddler's Green Circle
                         Suite 1000
                         Englewood, Colorado 80111
                         (800) 723-3033

         We file reports, proxy statements and other information with the Securities and Exchange Commission. Copies of our reports, proxy statements and other information may be inspected and copied at the public reference facilities maintained by the Securities and Exchange Commission at:

           Judiciary Plaza                       Citicorp Center
           Room 1024                             500 West Madison Street
           450 Fifth Street, N.W.                Suite 1400
           Washington, D.C. 20549                Chicago, Illinois 60661

         Copies of these materials can also be obtained by mail at prescribed rates from the Public Reference Section of the Securities and Exchange Commission, 450 Fifth Street, N.W., Washington, D.C. 20549, or by calling the Securities and Exchange Commission at 1-800-SEC-0330. The Securities and Exchange Commission maintains an Internet site that contains reports, proxy statements and other information regarding Quovadx. The address of the Securities and Exchange Commission Internet site is http://www.sec.gov.

         Reports, proxy statements and other information regarding us may also be inspected at:

                         The National Association of
                         Securities Dealers
                         1735 K Street, N.W.
                         Washington, D.C. 20006

         We have filed registration statements under the Securities Act with the Securities and Exchange Commission with respect to the shares to be sold by the selling stockholders. This prospectus has been filed as part of such registration statements. This prospectus does not contain all of the information set forth in the registration statements because certain parts of the registration statements are omitted in accordance with the rules and regulations of the Securities and Exchange Commission. The registration statements are available for inspection and copying as set forth above.

                       DOCUMENTS INCORPORATED BY REFERENCE

         THIS PROSPECTUS INCORPORATES DOCUMENTS BY REFERENCE THAT ARE NOT PRESENTED IN OR DELIVERED WITH THIS DOCUMENT. TO OBTAIN THESE ADDITIONAL DOCUMENTS, SEE "WHERE YOU CAN FIND MORE INFORMATION."

         The Securities and Exchange Commission allows us to "incorporate by reference" into this prospectus the information we filed with the Securities and Exchange Commission. This means that we can disclose important information by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus. Information that we file later with the Securities and Exchange Commission will automatically update and supersede this information. We incorporate by reference the documents listed below into this prospectus:

         o Our Annual Report on Form 10-K for the fiscal year ended December 31, 2001 filed with the Securities and Exchange Commission on March 26, 2002;

         o Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2002 filed with the Securities Exchange Commission on
                  May 15, 2002;

         o Our proxy statement for our 2002 Annual Stockholders Meeting, filed with the Securities and Exchange Commission on April 30, 2002;

         o All reports and documents filed by us pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act after the date of this prospectus and prior to the completion of the offering; and

         o The description of our common stock from our Registration Statement on Form 8-A filed with the Securities and Exchange Commission on February 1, 2000 and any amendment or report filed thereafter for the purpose of updating such description.

         You should rely only on the information incorporated by reference or provided in this prospectus. We have not authorized anyone else to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume the information in this prospectus is accurate as of any date other than the date on the front of those documents.

         ANY STATEMENT CONTAINED IN A DOCUMENT INCORPORATED OR DEEMED TO BE INCORPORATED HEREIN BY REFERENCE WILL BE DEEMED TO BE MODIFIED OR SUPERSEDED FOR PURPOSES OF THIS PROSPECTUS TO THE EXTENT THAT A STATEMENT CONTAINED HEREIN OR ANY OTHER SUBSEQUENTLY FILED DOCUMENT THAT IS DEEMED TO BE INCORPORATED HEREIN BY REFERENCE MODIFIES OR SUPERSEDES THE STATEMENT. ANY STATEMENT SO MODIFIED OR SUPERSEDED WILL NOT BE DEEMED, EXCEPT AS SO MODIFIED OR SUPERSEDED, TO CONSTITUTE A PART OF THIS PROSPECTUS.

                                  LEGAL MATTERS

         The validity of the issuance of shares of Quovadx common stock offered by this prospectus will be passed upon for Quovadx by Wilson Sonsini Goodrich & Rosati, Professional Corporation, Palo Alto, California. Arthur F. Schneiderman, a member of Wilson Sonsini Goodrich & Rosati, is the Secretary of Quovadx.

                                     EXPERTS

         The consolidated financial statements incorporated in this Prospectus by reference to the Annual Report on Form 10-K of Quovadx, Inc. (formerly XCare.net, Inc.) for the year ended December 31, 2000 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

         The consolidated financial statements of Quovadx, Inc. appearing in Quovadx, Inc's Annual Report (Form 10-K) for the year ended December 31, 2001 have been audited by Ernst & Young, LLP, independent auditors, as set forth in their report thereon, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

                                     PART II

                   INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

         The aggregate estimated expenses to be paid by the Registrant in connection with this offering are as follows:


        Securities and Exchange Commission registration fee..................................       $    102
        Printing expenses....................................................................       $  1,000
        Transfer agent fees..................................................................       $  1,000
        Legal fees and expenses..............................................................       $  2,000
        Accounting fees and expenses.........................................................       $ 10,000
                                                                                                    --------
             TOTAL...........................................................................       $ 14,102
                                                                                                    ========


ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS OF QUOVADX

         Section 145(a) of the Delaware General Corporation Law provides, in general, that a corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), because the person is or was a director or officer of the corporation. Such indemnity may be against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding, if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and if, with respect to any criminal action or proceeding, the person did not have reasonable cause to believe the person's conduct was unlawful.

         Section 145(b) of the Delaware General Corporation Law provides, in general, that a corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor because the person is or was a director or officer of the corporation, against any expenses (including attorneys' fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation.

         Section 145(g) of the Delaware General Corporation Law provides, in general, that a corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director or officer of the corporation against any liability asserted against the person in any such capacity, or arising out of the person's status as such, whether or not the corporation would have the power to indemnify the person against such liability under the provisions of the law.

         The certificate of incorporation, as amended, and bylaws, as amended, of the Registrant provides in effect that, subject to certain limited exceptions, the Registrant may indemnify its directors and officers to the extent authorized or permitted by the Delaware General Corporation Law. The directors and officers of the Registrant are insured under policies of insurance maintained by the Registrant, subject to the limits of the policies, against certain losses arising from any claims made against them by reason of being or having been such directors or officers. In addition, the Registrant has entered into contracts with certain of its directors and officers providing for indemnification of such persons by the Registrant to the full extent authorized or permitted by law, subject to certain limited exceptions.

ITEM 16. EXHIBITS

         The following exhibits are filed herewith or incorporated by reference herein:


   EXHIBIT
   NUMBER                              EXHIBIT TITLE
   -------                             -------------
      5.1        Opinion of Wilson Sonsini Goodrich & Rosati, Professional
                 Corporation.

     23.1        Consent of PricewaterhouseCoopers LLP, Independent Accountants.

     23.2        Consent of Ernst & Young, LLP, Independent Auditors.

     23.3        Consent of Wilson Sonsini Goodrich & Rosati, Professional
                 Corporation (included in Exhibit 5.1).

     24.1 Power of Attorney of certain directors and officers of Quovadx, Inc. (see page II-4 of this Form S-3).

ITEM 17. UNDERTAKINGS

         The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described under Item 15 above, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

         The undersigned Registrant hereby undertakes that:

         (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

         (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Englewood, State of Colorado, on May 15th, 2002.

                                     QUOVADX, INC.

                                     By:   /s/ Linda K. Wackwitz
                                        ---------------------------------------
                                     Name:    Linda K. Wackwitz
                                     Title:   Executive Vice President
                                              and General Counsel


                                POWER OF ATTORNEY

         KNOW ALL PERSONS BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints Gary T. Scherping and Linda K. Wackwitz and each of them, his or her true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and to file the same with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof. This power of attorney may be executed in counterparts.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated:


            NAME                                               TITLE                                      DATE
            ----                                               -----                                      ----
     /s/ Lorine Sweeney                       President and Chief Executive Officer                   May 13, 2002
------------------------------------            (Principal Executive Officer) and Director
         Lorine R. Sweeney

    /s/ Gary T. Scherping                     Executive Vice President and Chief Financial            May 13, 2002
------------------------------------            Officer (Principal Financial
        Gary T. Scherping                       Officer and Principal Accounting Officer)

   /s/ Jeffrey M. Krauss                      Chairman and Director                                   May 13, 2002
------------------------------------
       Jeffrey M. Krauss

    /s/ Robert I. Murrie                      Director                                                May 13, 2002
------------------------------------
        Robert I. Murrie

    /s/ Andrew Cowherd                        Director                                                May 13, 2002
------------------------------------
        Andrew Cowherd

            NAME                                               TITLE                                      DATE
            ----                                               -----                                      ----

       /s/ James B. Hoover                    Director                                                May 13, 2002
------------------------------------
           James B. Hoover

      /s/ Fred L. Brown                       Director                                                May 13, 2002
------------------------------------
          Fred L. Brown

     /s/ Jim Gilbert                          Director                                                May 13, 2002
------------------------------------
         Jim Gilbert

     /s/ Jospeh Bleser                        Director                                                May 13, 2002
------------------------------------
         Joseph Bleser

   EXHIBIT
   NUMBER                              EXHIBIT TITLE
   -------                             -------------
      5.1        Opinion of Wilson Sonsini Goodrich & Rosati, Professional
                 Corporation.

     23.1        Consent of PricewaterhouseCoopers LLP, Independent Accountants.

     23.2        Consent of Ernst & Young, LLP, Independent Auditors.

     23.3        Consent of Wilson Sonsini Goodrich & Rosati, Professional
                 Corporation (included in Exhibit 5.1).

     24.1 Power of Attorney of certain directors and officers of Quovadx, Inc. (see page II-4 of this Form S-3).